LIMITED

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, THAT I, Michael Ching, whose address is 10 Oakwood Ct., Holmdel, NJ 07733, “Principal” hereby make, constitute and appoint Kenneth M. Dodgen my true and lawful attorney-in-fact, with full power of substitution and with full power and authority to perform the following limited powers on my behalf that I have initialed below:

/s/ MC- (initial here) In Principal’s name, and for Principal’s use and benefit, said attorney-in-fact is hereby authorized to execute and file any and all Initial Statements of Beneficial Ownership of Securities (Form 3), Statements of Changes in Beneficial Ownership of Securities (Form 4), Annual Statements of Beneficial Ownership of Securities (Form 5), and any amendments thereto required to be filed with the Securities and Exchange Commission.

FURTHER, I do authorize my aforesaid attorney-in-fact to execute, acknowledge and deliver any instrument under seal or otherwise, and to do all things necessary to carry out the intent hereof, hereby granting unto my said attorney-in-fact full power and authority to act on my behalf as fully and effectually as I may do if personally present, limited, however, to the purposes for which this Limited Power of Attorney is executed.

PROVIDED, however, that all business transacted hereunder for me or for my account shall be transacted in my name, and that all endorsements and instruments executed by my said attorney-in-fact for the purpose of carrying out the foregoing powers shall contain my name, followed by that of my said attorney-in-fact and the designation “attorney-in-fact.”

FURTHER, I declare that any act or thing lawfully done hereunder and within the powers herein stated by my said attorney-in-fact shall be binding on myself and my heirs, legal and personal representatives, and assigns, whether the same shall have been done either before or after my death, or other revocation of this instrument, unless and until reliable intelligence or notice thereof shall have been received by my said attorney-in-fact.

This Limited Power of Attorney shall be effective as of the date set forth below and shall continue in effect until revoked by Principal. This power of attorney is not affected by my subsequent disability or incapacity. All that said attorney-in-fact shall lawfully do or cause to be done under the authority of this Limited Power of Attorney is expressly approved.

Third parties may rely upon the representations of the attorney-in-fact as to all matters relating to any power granted to them hereunder, and no person who may act in reliance upon the representations of the attorney-in-fact or the authority granted to it shall incur any liability to the principal or his estate as result of permitting the agent to exercise any power. Revocation of this Limited Power of Attorney is not effective as to a third party until the third party receives actual notice of the revocation.

I sign my name to this Limited Power of Attorney on May 4, 2022 at Dallas, Texas.

/s/ Michael Ching
Michael Ching